Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS
New York, July 30, 2020 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended June 30, 2020.

$778.4 billion in average daily volume (“ADV”), an increase of 3.5% year over year. Quarterly records for ADV in U.S. High-Grade Credit, U.S. High-Yield Credit, Bilateral Repos, U.S. Treasury Bills and Emerging Markets Interest Rate Swaps
$212.1 million quarterly gross revenues increased 11.4% (11.8% on a constant currency basis) year over year
$42.4 million net income and $70.4 million adjusted net income, increases of 70.9% and 24.3% respectively from the prior year period
47.8% adjusted EBITDA margin or $101.3 million adjusted EBITDA for the quarter compared to 45.6% or $86.9 million respectively for the prior year period
$0.16 diluted earnings per share (“Diluted EPS”) and $0.30 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared

Lee Olesky, CEO of Tradeweb Markets:

“Financial markets are becoming more electronic and Tradeweb’s strong performance in the second quarter demonstrated the benefits of our broad, diversified approach across asset classes, trading protocols, liquidity sources and geographies. Our clients are adapting to remote work and leveraging electronic trading and digital workflows across our platforms. Yet, we continue to develop new functionality that expands and deepens our connections to their businesses. One great example of this is our portfolio trading protocol for corporate bonds, which in June surpassed $100 billion in cumulative trading volume just 18 months after its launch.”

SELECT FINANCIAL RESULTS	2Q20	2Q19	Change		Constant Currency Growth(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	2Q20	2Q19	YoY
GAAP Financial Measures							Rates	Cash	298	278	6.9%
Gross revenue	$212,107	$190,485	11.4%		11.8%			Derivatives	209	232	(9.7)%
Rates	$112,823	$107,063	5.4%		5.9%			Total	507	510	(0.6)%
Credit	$49,105	$39,599	24.0%		24.6%		Credit	Cash	8	6	39.9%
Equities	$15,407	$11,116	38.6%		39.3%			Derivatives	10	7	51.9%
Money Markets	$10,539	$10,322	2.1%		2.3%			Total	18	12	46.5%
Market Data	$18,497	$17,544	5.4%		6.0%		Money Markets	Cash	244	223	9.3%
Other	$5,736	$4,841	18.5%		18.5%			Total	244	223	9.3%
Net income	$42,408	$24,816	70.9%		—%		Equities	Cash	6	4	53.7%
Net Income attributable to Tradeweb Markets Inc.(2)	$30,496	$12,828	137.7%		—%			Derivatives	4	3	22.2%
								Total	10	7	40.4%
Diluted EPS	$0.16	$0.09	77.8%		—%			Total	778	752	3.5%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$101,309	$86,925	16.5%		17.8%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	47.8%	45.6%	+213	bps	+239	bps
Adjusted EBIT (1)	$90,521	$76,766	17.9%		19.3%
Adjusted EBIT margin (1)	42.7%	40.3%	+238	bps	+265	bps
Adjusted Net Income (1)	$70,383	$56,629	24.3%		25.7%
Adjusted Diluted EPS (1)	$0.30	$0.25	20.0%		25.0%

DISCUSSION OF RESULTS
Rates – Revenues from rates of $112.8 million in the second quarter of 2020 increased 5.4% compared to the second quarter of 2019 (5.9% on a constant currency basis). ADV in rates of $506.7 billion for the second quarter of 2020 decreased 0.6% compared with the second quarter of 2019 due to short-tenor interest rate swaps (low fees per million) decreasing 30% in volume. The decrease was offset by increased trading activity in U.S. Treasuries and European Government bonds increasing by 14.4% and 18.4% respectively compared with the second quarter of 2019. Quarterly ADV records were set in Emerging Markets Interest Rate Swaps and U.S. Treasury Bills.

Credit – Revenues from credit of $49.1 million in the second quarter of 2020 increased 24.0% compared to the second quarter of 2019 (24.6% on a constant currency basis). ADV in credit of $17.9 billion for the second quarter of 2020 increased 46.5%, driven primarily by trading in credit default swaps and record volume in U.S. high-grade and U.S. high-yield credit.

Equities – Revenues from equities of $15.4 million in the second quarter of 2020 increased 38.6% compared to the second quarter of 2019 (39.3% on a constant currency basis). ADV in equities of $10.0 billion for the second quarter of 2020 increased 40.4% due mainly to increased trading activity in U.S. and European ETFs.

Money Markets – Revenues from money markets of $10.5 million in the second quarter of 2020 increased 2.1% compared to the second quarter of 2019 (2.3% on a constant currency basis). ADV in money markets of $243.7 billion for the second quarter of 2020 rose 9.3% due to record volume in bilateral repurchase agreements.

Market Data – Revenues from market data of $18.5 million in the second quarter of 2020 increased 5.4% compared to the second quarter of 2019 (6.0% on a constant currency basis) due to delivery of additional data under our market data license agreements with Refinitiv.

Other – Revenues from other of $5.7 million in the second quarter of 2020 increased 18.5% compared to the second quarter of 2019 (18.5% on a constant currency basis).

Operating Expenses – Operating expenses of $156.5 million in the second quarter of 2020 decreased 1.9% compared to the second quarter of 2019 due to a decrease in non-cash stock-based compensation expense related to options, specifically related to the Special Option Award. In April 2019, we recognized $18.9 million as compensation expense related to these options immediately upon the completion of the IPO. Adjusted Expenses were $121.6 million in the second quarter of 2020, an increase of 6.9% from the prior year period primarily due to increased employee compensation and benefits expenses associated with incentive compensation and higher headcount, as well as higher technology and communications expense, partially offset by lower general and administrative expense. Please see "Non-GAAP Financial Measures" below for additional information.
CAPITAL MANAGEMENT
•$559.9 million in cash and cash equivalents and a fully undrawn $500 million credit facility at June 30, 2020.
•Capital expenditures and capitalization of software: $10.8 million.
•Free cash flow for the trailing twelve months ended June 30, 2020 of $352.6 million. See “Non-GAAP Financial Measures” for additional information.
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on September 15, 2020 to stockholders of record as of September 1, 2020.
OTHER MATTERS
Updated Full-Year 2020 Guidance*
•Adjusted Expenses: $495 - $505 million
•Includes ~$5 million of technology & communications investments (data strategy and cybersecurity)
•Includes ~$7 - $8 million of G&A in Q3 and Q4 excluding the impact of FX
•Duplicative occupancy (rent) delayed to 2021
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $110 million
•Assumed non-GAAP tax rate: 22.0%
•Capital expenditures and capitalization of software: $45 - $50 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.

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CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss second quarter 2020 results starting at 9:00 a.m. Eastern Time today, July 30, 2020. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering passcode 9396701. After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $790 billion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.

TRADEWEB MARKETS INC.
INCOME STATEMENT (UNAUDITED)
Dollars in Thousands, Except Per Share Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Transaction fees	$122,146	$103,952	$262,970	$206,592
Subscription fees	35,006	34,566	69,489	69,011
Commissions	38,115	36,413	80,608	70,610
Refinitiv market data fees	14,565	13,385	29,193	27,001
Other	2,275	2,169	4,453	4,063
Gross revenue	212,107	190,485	446,713	377,277

Expenses
Employee compensation and benefits	88,866	95,995	179,386	173,268
Depreciation and amortization	37,919	34,292	75,095	67,795
Technology and communications	12,042	9,519	22,360	19,559
General and administrative	7,523	9,365	15,863	18,454
Professional fees	6,609	6,738	13,520	13,709
Occupancy	3,509	3,621	7,235	7,260
Total expenses	156,468	159,530	313,459	300,045
Operating income	55,639	30,955	133,254	77,232
Net interest income (expense)	(286)	175	413	1,033
Income before taxes	55,353	31,130	133,667	78,265
Provision for income taxes	(12,945)	(6,314)	(28,774)	(11,097)
Net income	$42,408	$24,816	$104,893	$67,168
Less: Pre-IPO net income attributable to Tradeweb Markets LLC	—	—	—	42,352
Net income attributable to Tradeweb Markets Inc. and non-controlling interests	42,408	24,816	104,893	24,816
Less: Net income attributable to non-controlling interests	11,912	11,988	30,469	11,988
Net income attributable to Tradeweb Markets Inc.	$30,496	$12,828	$74,424	$12,828

EPS calculations for post-IPO and pre-IPO periods (1)
Earnings per share
Basic	0.17(a)	0.09(a)	0.43(a)	0.19(b) / 0.09(a)
Diluted	0.16(a)	0.09(a)	0.41(a)	0.19(b) / 0.09(a)
Weighted average shares outstanding
Basic	177,649,501(a)	142,933,192(a)	171,942,125(a)	222,222,197(b) / 142,933,192(a)
Diluted	185,489,824(a)	150,847,183(a)	180,008,891(a)	223,320,457(b) / 150,847,183(a)
(1)In April 2019, the Company completed the Reorganization Transactions and the IPO, which, among other things, resulted in Tradeweb Markets Inc. becoming the successor of Tradeweb Markets LLC for financial reporting purposes. As a result, earnings per share information for the pre-IPO period is not comparable to the earnings per share information for the post-IPO period. Therefore, earnings per share information is being presented separately for the pre-IPO and post-IPO periods.
(a)Presents information for Tradeweb Markets Inc. (post-IPO period).
(b)Presents information for Tradeweb Markets LLC (pre-IPO period).
See “Basic and Diluted EPS Calculations” and “Presentation” below for additional information.
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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net income	$42,408	$24,816	$104,893	$67,168
Net interest income (expense)	286	(175)	(413)	(1,033)
Depreciation and amortization	37,919	34,292	75,095	67,795
Stock-based compensation expense(1)	4,995	20,403	8,492	20,403
Provision for income taxes	12,945	6,314	28,774	11,097
Unrealized foreign exchange (gains) / losses	2,793	1,577	3,957	1,284
(Gain)/Loss from revaluation of foreign denominated cash(2)	(37)	(302)	161	558
Adjusted EBITDA	$101,309	$86,925	$220,959	$167,272
Less: Depreciation and amortization	(37,919)	(34,292)	(75,095)	(67,795)
Add: Acquisition and Refinitiv Transaction related D&A(3)	27,131	24,133	53,404	47,342
Adjusted EBIT	$90,521	$76,766	$199,268	$146,819
Adjusted EBITDA margin(4)	47.8%	45.6%	49.5%	44.3%
Adjusted EBIT margin(4)	42.7%	40.3%	44.6%	38.9%

(1)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(2)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(3)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by gross revenue for the applicable period.

Reconciliation of Net Income to	Three Months Ended June 30,				Six Months Ended June 30,
Adjusted Net Income and Adjusted Diluted EPS	2020		2019		2020		2019
	(in thousands)
Earnings per diluted share(1)	$0.16	(a)	$0.09	(a)	$0.41	(a)	0.19 / 0.09	(b)/(a)
Pre-IPO net income attributable to Tradeweb Markets LLC (1)	—		—		—		42,352	(b)
Net income attributable to Tradeweb Markets Inc.(1)	30,496	(a)	12,828	(a)	74,424	(a)	12,828	(a)
Net income attributable to non-controlling interests (1)(2)	11,912	(a)	11,988	(a)	30,469	(a)	11,988	(a)
Net income(1)	$42,408	(a)	$24,816	(a)	$104,893	(a)	$67,168	(b)/(a)
Provision for income taxes	12,945		6,314		28,774		11,097
Acquisition and Refinitiv Transaction related D&A(3)	27,131		24,133		53,404		47,342
Stock-based compensation expense(4)	4,995		20,403		8,492		20,403
Unrealized foreign exchange (gains) / losses	2,793		1,577		3,957		1,284
Loss from revaluation of foreign denominated cash(5)	(37)		(302)		161		558
Adjusted Net Income before income taxes	90,235		76,941		199,681		147,852
Adjusted income taxes(6)	(19,852)		(20,312)		(43,930)		(39,033)
Adjusted Net Income	$70,383		$56,629		$155,751		$108,819
Adjusted Diluted EPS(1)(7)	$0.30	(a)	$0.25	(a)	$0.67	(a)	0.23 / 0.25	(b)/(a)

(1)In April 2019, the Company completed the Reorganization Transactions and the IPO. As a result, certain earnings information is being presented separately for Tradeweb Markets LLC and Tradeweb Markets Inc.
(a)Presents information for Tradeweb Markets Inc. (post-IPO period).
(b)Presents information for Tradeweb Markets LLC (pre-IPO period).
See the “Basic and Diluted EPS Calculations” table below for additional information.
(2)For post-IPO periods, represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(3)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(5)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)Represents corporate income taxes at an assumed effective tax rate of 22.0% and 26.4% applied to Adjusted Net Income before income taxes for the three and six months ended June 30, 2020 and 2019, respectively. For pre-IPO periods, this adjustment assumes Tradeweb Markets LLC was subject to a corporate tax rate for the periods presented.
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(7)Due to the Reorganization Transactions and the IPO completed in April 2019, shares outstanding during the six months ended June 30, 2019 represent shares of TWM LLC (pre-IPO period) and shares of Class A and Class B common stock of Tradeweb Markets, Inc. (post-IPO period). Shares outstanding during the three and six months ended June 30, 2020 represent shares of Class A and Class B Common Stock of Tradeweb Markets Inc. (post-IPO period). For a summary of the calculation of Adjusted Diluted EPS, see "Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding" below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding				Pre-IPO Period	Post-IPO Period
	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019	Six Months Ended June 30, 2019

Diluted weighted average TWM LLC shares outstanding	—	—	—	223,320,457	—
Diluted weighted average shares of Class A and Class B common stock outstanding	185,489,824	150,847,183	180,008,891	—	150,847,183
Assumed exchange of LLC interests for shares of Class A or Class B common stock (1)	48,132,630	79,289,005	52,888,588	—	79,289,005
Adjusted diluted weighted average shares outstanding	233,622,454	230,136,188	232,897,479	223,320,457	230,136,188
Adjusted Net Income (in thousands)	$70,383	$56,629	$155,751	$52,190	$56,629
Adjusted Diluted EPS	$0.30	$0.25	$0.67	$0.23	$0.25
(1)Assumes the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Operating Expenses	$156,468	$159,530	$313,459	$300,045
Acquisition and Refinitiv Transaction related D&A(1)	(27,131)	(24,133)	(53,404)	(47,342)
Stock-based compensation expense(2)	(4,995)	(20,403)	(8,492)	(20,403)
Unrealized foreign exchange gains / (losses)	(2,793)	(1,577)	(3,957)	(1,284)
Loss from revaluation of foreign-denominated cash(3)	37	302	(161)	(558)
Adjusted Expenses	$121,586	$113,719	$247,445	$230,458

(1)Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(3)Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	Trailing Twelve Months Ended June 30, 2020
(in thousands)
Cash flow from operating activities	$398,583
Less: Capitalization of software development costs	(29,565)
Less: Purchases of furniture, equipment and leasehold improvements	(16,370)
Free Cash Flow	$352,648

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc. (post-IPO period) and Tradeweb Markets LLC (pre-IPO period):

EPS: Post-IPO net income attributable to Tradeweb Markets Inc.	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
(in thousands, except share and per share amounts)
Numerator:
Post-IPO net income attributable to Tradeweb Markets Inc.	$30,496	$12,828	$74,424	$12,828

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	177,649,501	142,933,192	171,942,125	142,933,192
Dilutive effect of equity-settled PRSUs	2,492,567	2,214,480	2,265,494	2,214,480
Dilutive effect of options	5,168,379	5,699,511	5,694,964	5,699,511
Dilutive effect of RSUs	179,377	—	106,308	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	$185,489,824	$150,847,183	$180,008,891	$150,847,183

Earnings per share - Basic	$0.17	$0.09	$0.43	$0.09
Earnings per share - Diluted	$0.16	$0.09	$0.41	$0.09

EPS: Pre-IPO net income attributable to Tradeweb Markets LLC(1)				Six Months Ended June 30, 2019
(in thousands, except share and per share amounts)
Numerator:
Pre-IPO net income attributable to Tradeweb Markets LLC				$42,352

Denominator:
Weighted average LLC Interests outstanding - Basic				222,222,197
Dilutive effect of equity-settled PRSUs				1,098,260
Weighted average LLC Interests outstanding - Diluted				$223,320,457

Earnings per share - Basic				$0.19
Earnings per share - Diluted				$0.19

(1)Earnings per share and weighted average shares outstanding for the pre-IPO period has been computed to give effect to the Reorganization Transactions, including the amendment and restatement of the fourth amended and restated limited liability company agreement of Tradeweb Markets LLC to, among other things, (i) provide for a new single class of common membership interests in Tradeweb Markets LLC (“LLC Interests”) and (ii) exchange all of the original members’ existing membership interests for LLC interests.

TRADEWEB MARKETS INC.
GROSS REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended		Three Months Ended
	June 30, 2020		June 30, 2019		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$62,101	$50,722	$56,743	$50,320	$5,358	$402	9.4%	0.8%
Credit	43,731	5,374	34,337	5,262	9,394	112	27.4%	2.1%
Equities	12,905	2,502	9,195	1,921	3,710	581	40.3%	30.2%
Money Markets	6,445	4,094	6,674	3,648	(229)	446	(3.4)%	12.2%
Market Data	—	18,497	—	17,544	—	953	—	5.4%
Other	—	5,736	—	4,841	—	895	—	18.5%
Gross revenue	$125,182	$86,925	$106,949	$83,536	$18,233	$3,389	17.0%	4.1%

TRADEWEB MARKETS INC.
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AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended June 30,		YoY
	2020	2019	% Change
Rates	$1.95	$1.77	10.2%
Cash Rates	$1.94	$1.85	4.9%
Rates Derivatives	$1.97	$1.68	17.3%
Swaps / Swaptions Tenor (greater than 1 year)	$2.84	$2.86	(0.7)%
Other Rates Derivatives(1)	$0.18	$0.07	168.0%

Credit	$39.03	$44.78	(12.8)%
Cash Credit(2)	$134.53	$130.42	3.2%
Credit Derivatives and U.S. Cash 'EP'	$7.31	$7.70	(5.1)%

Equities	$20.58	$20.64	(0.3)%
Cash Equities	$28.71	$28.60	0.4%
Equity Derivatives	$6.58	$9.71	(32.2)%

Money Markets (Cash)	$0.42	$0.48	(11.5)%

Total Fees per Million	$2.56	$2.26	13.2%
Total Fees per Million excluding Other Rates Derivatives(3)	$2.79	$2.59	7.7%

(1)Includes swaps/swaptions of tenor less than 1 year and rates futures.
(2)The "cash credit" category represents the "credit" asset class excluding (1) credit derivatives and (2) U.S. high-grade and high-yield electronically processed ("EP") activity.
(3)Included to contextualize the impact of short-tenored swaps/swaptions and rates futures on blended fees per million across all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2020 Q2
		2020 Q2		2019 Q2		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	297,599	18,717,838	278,341	17,506,534	6.92%
	U.S. Government Bonds	92,261	5,812,414	80,654	5,081,221	14.39%
	European Government Bonds	27,089	1,679,509	22,871	1,417,983	18.44%
	Mortgages	173,551	10,933,713	171,100	10,779,318	1.43%
	Other Government Bonds	4,698	292,202	3,715	228,011	26.46%
	Derivatives	209,137	13,078,196	231,574	14,511,898	(9.69)%
	Swaps/Swaptions ≥ 1Y	140,976	8,811,975	133,895	8,370,807	5.29%
	Swaps/Swaptions < 1Y	67,766	4,241,352	96,993	6,097,897	(30.13)%
	Futures	395	24,870	686	43,194	(42.42)%
	Total	506,736	31,796,034	509,914	32,018,431	(0.62)%
Credit	Cash	7,812	486,734	5,583	349,479	39.93%
	U.S. High-Grade	4,650	292,963	2,789	175,720	66.72%
	U.S. High-Yield	487	30,689	283	17,846	71.97%
	European Credit	1,364	84,598	1,287	79,770	6.05%
	Municipal Bonds	247	15,566	249	15,715	(0.94)%
	Chinese Bonds	1,010	59,608	915	56,705	10.46%
	Other Credit Bonds	53	3,308	60	3,723	(11.18)%
	Derivatives	10,133	633,673	6,670	417,319	51.92%
	Swaps	10,133	633,673	6,670	417,319	51.92%
	Total	17,945	1,120,406	12,253	766,798	46.46%
Money Markets	Cash	243,681	15,309,908	223,011	14,026,068	9.27%
	Repurchase Agreements (Repo)	230,978	14,510,278	204,217	12,843,046	13.10%
	Other Money Markets	12,703	799,630	18,794	1,183,022	(32.41)%
	Total	243,681	15,309,908	223,011	14,026,068	9.27%
Equities	Cash	6,327	396,763	4,116	257,802	53.71%
	U.S. ETFs	4,480	282,227	2,587	162,980	73.17%
	Europe ETFs	1,847	114,537	1,529	94,822	20.79%
	Derivatives	3,667	230,348	3,002	187,683	22.15%
	Options/Convertibles/Swaps	849	52,941	1,404	87,241	(39.53)%
	Futures	2,819	177,407	1,599	100,441	76.32%
	Total	9,995	627,112	7,119	445,485	40.40%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	778,357	48,853,460	752,297	47,256,782	3.46%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.

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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2020 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. In addition, statements herein relating to the COVID-19 pandemic, the potential impacts of which remain inherently uncertain, are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
PRESENTATION
The historical financial information and other disclosures contained in this press release relate to periods that ended both prior to and after the completion of the Reorganization Transactions and the IPO of Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”). The IPO closed on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries. The historical financial information contained in this press release relating to periods prior to and including March 31, 2019, which we refer to as the “pre-IPO period,” pertain to TWM LLC, the predecessor of Tradeweb Markets Inc. for financial reporting purposes. The historical financial information contained in this press release relating to periods beginning on April 1, 2019, and through and including June 30, 2020, which we refer to as the “post-IPO period,” pertain to Tradeweb Markets Inc. The pre-IPO period excludes, and the post-IPO period includes, our financial results from April 1, 2019 through April 3, 2019, which are not material.

On October 1, 2018, Refinitiv Holdings Ltd. (“Refinitiv”), which is controlled by certain investment funds affiliated with The Blackstone Group L.P., an affiliate of Canada Pension Plan Investment Board, an affiliate of GIC Special Investments Pte. Ltd. and certain co-investors, indirectly acquired substantially all of the financial and risk business of Thomson Reuters Corporation and Thomson Reuters Corporation indirectly acquired a non-controlling ownership interest in Refinitiv (collectively, the “Refinitiv Transaction”). As a result of the Refinitiv Transaction, as a consolidating subsidiary of Refinitiv, we accounted for the Refinitiv Transaction using pushdown accounting. Due to the change in the basis of accounting resulting from the application of pushdown accounting, the financial information for the period beginning on October 1, 2018, and through and including June 30, 2020, or the “successor period,” and the financial information for the periods prior to, and including, September 30, 2018, or the “predecessor period,” are not comparable. However, the change in basis resulting from the Refinitiv Transaction did not impact certain financial information, specifically revenues and certain expenses.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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